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                                                                       Exhibit 8

                         OPINION RESEARCH CORPORATION

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made as of the 1/st/ day of September, 2000 by and among Opinion Research Corporation, a Delaware corporation (the "Company"), LLR Equity Partners, L.P., a Delaware limited partnership ("LLR Equity Partners") and LLR Equity Partners Parallel, L.P., a Delaware limited partnership ("LLR Parallel" and, together with LLR Equity Partners, the "Purchaser").

     Pursuant to the Purchase Agreement, of even date herewith (the "Purchase Agreement"), by and between the Company and the Purchaser, the Company has offered for sale (a) shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), (b) shares of Series B Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock") and (c) upon exchange of the Common Stock shares of Series C Preferred Stock, par value $.01 per share, of the Company (the "Series C Preferred Stock"). In addition, pursuant to the Purchase Agreement, the Company offered to issue to Purchaser warrants to purchase shares of Common Stock (the "Warrants"). In order to induce the Purchaser to purchase the Common Stock and the Series B Preferred Stock, the Company has agreed to provide the registration rights set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual premises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, intending to be legally bound, the parties mutually agree as follows:

     Section 1.  GENERAL

          1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.
                              ------------

          "Other Registrable Securities" shall mean the Common Stock issued or issuable to Allied Investment Corporation and Allied Capital Corporation (collectively "Allied") and related warrants upon exercise of such warrants and with respect to which Allied has been granted registration rights.
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          "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" means (a) the Shares; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement
                                                   ---------
are not assigned.

          "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without
                          ------------  ---     ---
limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions), reasonable fees and disbursements of a single special counsel for the Holders, and the expense of any special audits incident to or required by any such registration. In any event, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

          "Rule 144" shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act.

          "SEC" or "Commission" means the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

          "Series C Preferred Stock" shall mean the Series C Preferred Stock, par value $.01 per share, of the Company.

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          "Shares" shall mean the Common Stock purchased by Purchaser pursuant to the Purchase Agreement and issued to Purchaser upon conversion of the Series C Preferred Stock and upon exercise of the Warrants.

          All capitalized terms used in this Agreement without definition shall have the meaning given to such terms in the Purchase Agreement.

Section 2.  REGISTRATION

          2.1. Demand Registration.

               (a) Subject to the conditions of this Section 2.1, if the Company
                                                     -----------
shall receive a written request from the Holders of a majority of the Shares (determined on an as-if converted basis) (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of the Registrable Securities (a "Demand Registration"), then the Company shall, within 15 days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1,
                                                                    -----------
use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities for which the Company has received written requests for inclusion therein within 15 days after receipt by the Holders of such Company notice. All registrations pursuant to this Section
                                                                        -------
2.1 shall be underwritten registrations.
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               (b) If the Initiating Holders intend to distribute the
Registrable Securities covered by their request by means other than an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 or any request pursuant to Section 2.3 and the
                 -----------                            -----------
Company shall include such information in the written notice referred to in
Section 2.1(a) or Section 2.3(a), as applicable. In the event of an underwritten
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offering, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.1 or Section 2.3, if the
                                            -----------    -----------
underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (c) The Company shall not be required to effect a registration pursuant to this Section 2.1:
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                    (i)   after the Company has effected two Demand
Registrations pursuant to and in accordance with this Section 2.1, and such
                                                      -----------
registrations have been declared or ordered effective, provided that if as a result of the managing underwriter's advice, less than two thirds of the Registrable Securities covered by the Registration request are included in the registration at the effective date thereof, the request shall not be considered a Demand Registration which has been effected for purposes of this Section
                                                                   -------
2.1(c)(i).
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                    (ii)  during the period starting with the date of filing of, and ending on the date 90 days following the effective date of the registration statement pertaining to a public offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

                    (iii) if within 30 days of receipt of a written request from Initiating Holders pursuant to Section 2.1(a), the Company gives written notice
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to the Holders of the Company's intention to file a registration statement with respect to a public offering within 30 days; provided that a delay pursuant to this Section 2.1(c)(iii), subject to Section 2.1(c)(ii), shall be no longer than
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90 days;

                    (iv) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.1 a certificate signed by the
                                        -----------
Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time because such registration would require premature public disclosure with respect to pending confidential matters, in which event the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any 12-month period; or

               (d) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of the Registration Statement for a Demand Registration, unless the underwriters managing such offering otherwise agree, and (ii) to cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

          2.2 Piggyback Registrations. The Company shall notify in writing all Holders of Registrable Securities in writing at least 15 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act)

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and shall afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within 15 days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable
Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the
                                -----------
Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.2 shall be conditioned upon such Holder's participation in such
-----------
underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company; provided, that no Holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder, such Holder's title to securities, and such Holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section
                                                                       -------
2.8 hereof. Notwithstanding any other provision of the Agreement, if the
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underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows: (i) if the registration statement relates to a primary offering of securities by the Company, first to the Company; second, to the Holders and any holder of Other Registrable Securities, on a pro rata basis based on the total number of Registrable Securities and Other Registrable Securities held by the Holders and the holders of Other Registrable Securities; and third, to any stockholder of the Company (other than a Holder and a holder of Other Registrable Securities) on a pro rata basis, and (ii) if the registration statement relates to a secondary offering by holders of Other Registrable Securities, first to holders of Other Registrable Securities, second to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders, and third to any stockholder of the Company (other than a Holder and a holder of Other Registrable Securities) on a pro rata basis. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed

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to be a single "Holder", and any pro rata reduction with respect to such
"Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

               (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.2 prior to the effectiveness of such registration whether or not any
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Holder has elected to include securities in such registration. The Registration
Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.
                -----------

          2.3 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-
3), any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3:
                                                           -----------

                    (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

                    (ii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time because such registration would require premature public disclosure with respect to pending confidential matters, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.3; provided, that such right to delay a request shall be
     -----------
exercised by the Company not more than once in any 12-month period, or

                    (iii) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.3,
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

               (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 2.3 shall not be counted as demands for registration or registrations
-----------
effected pursuant to Sections 2.1 or 2.2, respectively.
                     ------------    ---

               (d) The Company agrees to file within 60 Business Days of the Closing Date, a registration statement on Form S-3 (or other appropriate form) in order to register the resale of the Registrable Securities and to cause such registration statement to be declared effective as soon thereafter as is reasonably practicable.

          2.4 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1, Section 2.2 or Section 2.3
                                        -----------  -----------    -----------
herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

          2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and pursuant thereto, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel). The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

               (b) Notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement. Notwithstanding the foregoing, the Company shall file with the SEC such amendments and supplements to the registration statement, filed pursuant to Section 2.3(d) hereof and the prospectus used in
                             --------------
connection therewith as may be necessary to keep such registration statement effective for so long as the Holders have disposed of the Registrable Securities covered by such registration statement or, if earlier, at such time, as the Holders could sell all of such Registrable

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

Securities under Rule 144(k) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

               (c) Furnish to the Holders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) Enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split, a combination of shares or other capitalization). Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any Holder, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

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

               (h) Use its best efforts to cause the Registrable Securities to be listed on the American Stock Exchange or such other securities exchange or quotation system on which the Common Stock is then listed or quoted.

               (i) Take all other reasonable actions necessary to expedite and facilitate disposition of the Registrable Securities by the Holders thereof pursuant to the Registration Statement.

               (j) Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

               (k) Use its best efforts to comply with all applicable rules and regulations of the SEC.

               (l) Permit any Holder, which Holder, based upon the opinion of such Holder's counsel, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included.

               (m) In the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to obtain the withdrawal of such order.

               (n) Use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities.

          2.6 Termination of Registration Rights. A Holder's registration rights hereunder shall expire if all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) (i) may be immediately sold under Rule 144(k) and (ii) constitute less than 3% of the Company's outstanding capital stock; provided, however, that notwithstanding the foregoing, a Holder's registration rights pursuant to Section 2.3 hereof shall expire if all Registrable Securities held
            -----------
by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be immediately sold under Rule 144(k).

          2.7 Delay of Registration; Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1, 2.2 or 2.3 that the selling Holders shall furnish to
            ------------  ---    ---
the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

          2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.1, 2.2 or 2.3:
                                           ------------  ---    ---

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement, and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a)
                                                                 --------------
shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

               (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to
                                               --------------
amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that the obligation to indemnify shall be individual, not joint and several for each such Holder and that in no event shall any indemnity under this Section 2.8 exceed the net
                                                -----------
proceeds from the offering received by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 2.8 of notice of the commencement of any action (including any
-----------
governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction be liable for the fees and expenses of more than one separate counsel (in addition to one local counsel in each jurisdiction in which any proceeding may be brought) for all indemnified parties hereunder. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, shall not relieve such indemnifying party of any liability except to the extent that the failure to provide such notice is materially prejudicial to the indemnifying party, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.
           -----------

               (d)  If the indemnification provided for in this Section 2.8 is
                                                                -----------
held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

                (e)  The obligations of the Company and Holders under this
Section 2.8 shall survive completion of any offering of Registrable Securities
-----------
in a registration statement and the termination of this agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be
                                                            ---------
assigned by a Holder to any transferee or assignee of Registrable Securities unless such Registrable Securities have been sold to the public; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

          2.10  Amendment of Registration Rights.  Any provision of this Section
                                                                         -------
2 may be amended and the observance thereof may be waived (either generally or
-
in a particular instance and either retroactively or prospectively), only with the written consent of the Company, and Holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section
                                                                      -------
2.10 shall be binding upon each Holder and the Company.  By acceptance of any
----
benefits under this Section 2, each Holder of Registrable Securities hereby
                    ---------
agrees to be bound by the provisions hereunder.

          2.11 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of' the Company that would grant such holder registration rights senior or pari passu to those granted to the Holders hereunder.

          2.12  Limitation on Sales.

                (a) Notwithstanding any other provision of this Agreement, no sales may be made pursuant to the registration statement filed under Section
                                                                     -------
2.3(d) without compliance with the following provisions:
------

                     (i) Each Holder shall notify the Company that he or she intends to sell shares of Common Stock (the "Initiating Notice").

                     (ii) Within five Business Days after receipt of an Initiating Notice, the Company shall notify (a "Response Notice") the applicable Holders whether or not the Company has determined that it is required to amend or supplement the registration statement (directly or through the filing of a report under the Exchange Act that is incorporated by reference into such registration statement) as a result of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company agrees that it will use commercially reasonable efforts to amend or supplement the registration statement as required to permit sales of the Registerable Securities covered thereby to resume as soon as reasonably practicable.

                     (iii) If such an amendment or supplement is filed, the Company shall notify the Holders when sales may be made (an "Additional Response Notice"). Subject to Section 2.12(d) below, the Holders may sell for a period of
                     ---------------
ninety (90) days (a "Sale Period") after receiving a Response Notice or Additional Response Notice, as applicable, indicating that sales may be made.

                (b) If, after a registration statement becomes effective, the Company notifies the holders of Registrable Securities covered by such registration statement under Section 2.4(d) hereof, the holders of such
                             --------------
Registerable Securities shall suspend any further sales of their Registerable Securities until the Company advises them that the registration statement has been amended or supplemented. The Company agrees that it will use commercially reasonable efforts to amend or supplement the registration statement as required to permit sales of the Registerable Securities covered thereby to resume as soon as reasonably practicable, provided that the Company may delay filing such amendment or supplement if there exists material non-public information relating to the Company that, in the reasonable opinion of the Company's Board of Directors, would be materially prejudicial to the Company or its stockholders to disclose at that time for up to 30 days (which period may be extended with the consent of all the directors elected by the holders of Series B and C Preferred Stock).

          2.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                 (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

Section 3.  MISCELLANEOUS

            3.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to the conflict of law principles.

            3.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns (to the extent permitted under Section 2.9),
                                                             -----------
heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

            3.3 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

            3.4 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            3.5 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative,

          3.6 Notices. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given if given in accordance with Section 11.7 of the Purchase Agreement.
                ------------

          3.7 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          3.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          3.9 Jurisdiction. The parties irrevocably consent to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania, County of Philadelphia, or in the United States District Court for the Eastern District of Pennsylvania, to the extent that such courts have jurisdiction.

          3.10 Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

          3.11 Interpretation of Agreement. The parties hereto acknowledge and agree that this Agreement has been negotiated at arm's-length and among parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first set forth above.



                              OPINION RESEARCH CORPORATION


                              By: /s/ Douglas L. Cox
                                  ------------------------------------
                                  Name:  Douglas L. Cox
                                  Title: Executive Vice President



                              LLR EQUITY PARTNERS, L.P.

                              By: LLR CAPITAL, L.P.
                                  its General Partner



                                  By:  LLR CAPITAL, L.L.C.
                                       its General Partner

                                       By: /s/ Seth J. Lehr
                                           ---------------------------
                                           Name:  Seth J. Lehr
                                           Title: Partner



                              LLR EQUITY PARTNERS PARALLEL, L.P.

                              By: LLR CAPITAL, L.P.
                                  its General Partner

                                  By:  LLR CAPITAL, L.L.C.
                                       its General Partner


                                       By: /s/ Seth J. Lehr
                                           ---------------------------
                                           Name:  Seth J. Lehr
                                           Title: Partner